UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 2, 2024
FLEX LTD.
(Exact Name of Registrant as Specified in Its Charter)

Singapore	0-23354	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2 Changi South Lane, Singapore		486123
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (65) 6876-9899
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, No Par Value	FLEX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 1.01 Entry into a Material Definitive Agreement.
On January 2, 2024, in connection with the Distribution and the Merger (both as defined in Item 2.01 below), Flex Ltd. (“Flex”) entered into a tax matters agreement (the “Tax Matters Agreement”) with Yuma, Inc. (“Yuma”) and Nextracker Inc. (“Nextracker”) immediately prior to the Distribution. The Tax Matters Agreement generally governs the rights, responsibilities and obligations of Flex, Yuma and Nextracker with respect to taxes (including taxes arising in the ordinary course of business and taxes incurred as a result of the Distribution, the internal distributions of the shares of Yuma Common Stock (as defined in Item 2.01 below) from Flextronics International USA, Inc. to Flex through a chain of Flex’s wholly-owned subsidiaries (together with the Distribution, the “Distributions”), the Merger and the merger of Yuma with and into a wholly-owned limited liability company subsidiary of Nextracker (“Nextracker Merger Sub”), with Nextracker Merger Sub surviving the merger as a wholly-owned subsidiary of Nextracker, to be undertaken shortly following the completion of the Merger (together with the Merger, the “Mergers”)), tax attributes, tax returns, tax contests and certain other matters.
Under the Tax Matters Agreement, Yuma will be liable for any taxes that are reportable on returns that include only Yuma and/or its subsidiaries (but not Flex or any of its subsidiaries) for all tax periods whether before or after the Distribution. Flex will be liable for any taxes that are reportable on returns that include only Flex and/or its subsidiaries (but not Yuma or any of its subsidiaries) for all tax periods whether before or after the Distribution. Yuma will also be liable for any taxes that are attributable to the Nextracker business, as reasonably determined by Flex, that are reportable on returns that include Yuma and/or its subsidiaries, on the one hand, and Flex and/or its subsidiaries, on the other hand, for any taxable period (or portion thereof) beginning after the date of the Distribution. Flex will be liable for any taxes that are reportable on returns that include Yuma and/or its subsidiaries, on the one hand, and Flex and/or its subsidiaries, on the other hand, (i) for any taxable period (or portion thereof) ending on or before the date of the Distribution, and (ii) for any taxable period (or portion thereof) beginning after the date of the Distribution other than taxes for which Yuma is liable (as described above). Notwithstanding the foregoing, Yuma and Flex will each be liable for 50% of certain transfer taxes attributable to the Distributions and the Mergers. Yuma and Flex will each be entitled to any tax refund in respect of taxes for which it is liable under the Tax Matters Agreement.
The Tax Matters Agreement generally provides for indemnification obligations between Yuma and Nextracker, on the one hand, and Flex, on the other hand. Yuma (on behalf of itself or Nextracker, as applicable) generally must indemnify Flex for, among other things, specified taxes and related amounts that arise from the failure of the Distributions or the Mergers to qualify for tax-free treatment under Sections 355 or 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”), respectively, to the extent that the failure to so qualify is attributable to (i) a breach of the relevant representations and covenants made by Yuma or Nextracker (or their respective subsidiaries) in the Tax Matters Agreement or (ii) actions or failures to act by Yuma or Nextracker (or their respective subsidiaries) that result in the Distributions or the Mergers failing to qualify for tax-free treatment under Sections 355 or 368(a) of the Code, respectively. Because Yuma will merge with a wholly-owned subsidiary of Nextracker pursuant to the Merger, the obligations of Yuma will become direct or indirect obligations of Nextracker. Under certain circumstances, Flex must indemnify Yuma and Nextracker for, among other things, specified taxes and related amounts that arise from the failure of the Distributions or the Mergers to qualify for tax-free treatment under Sections 355 or 368(a) of the Code, respectively, in certain circumstances, including if the failure to so qualify is attributable to (i) a breach of the relevant representations and covenants made by Flex (or its subsidiaries) in the Tax Matters Agreement or (ii) actions or failures to act by Flex (or its subsidiaries) that result in the Distributions or the Mergers failing to qualify for tax-free treatment under Sections 355 or 368(a) of the Code, respectively.
To preserve the tax-free treatment of the Distributions and the Mergers, Flex, Yuma and Nextracker (and their respective subsidiaries) will be barred under the Tax Matters Agreement from taking any action, or failing to take any action, during all relevant time periods where such action or failure to act adversely affects the tax-free status of the Distributions or the Mergers.
The Tax Matters Agreement will be binding upon, inure to the benefit of and be enforceable by (and against) the parties of the Tax Matters Agreement and their respective successors and permitted assigns. The Tax Matters Agreement may only be amended or modified, in whole or in part, at any time by a written instrument signed by each of the parties to the Tax Matters Agreement.
The description of the Tax Matters Agreement provided herein does not purport to be complete and is qualified in its entirety by reference to the full text of the Tax Matters Agreement, which is filed as Exhibit 10.2, and is incorporated by reference herein.
Item 2.01 Completion of Acquisition or Disposition of Assets.
On January 2, 2024, Flex completed the previously announced distribution in specie of all of the shares of common stock, par value $0.001 per share (“Yuma Common Stock”), of Yuma to the shareholders of Flex on a pro rata basis based on the number ordinary shares of Flex (each, an “Ordinary Share”) held by each shareholder of Flex (the “Distribution”) as of December 29, 2023, which was the record date of the Distribution, pursuant to that certain Agreement and Plan of Merger by and among Nextracker, Flex, Yuma and Yuma Acquisition Corp. (“Merger Sub”), dated as of February 7, 2023 (the “Merger Agreement”). Immediately thereafter, on January 2, 2024, Flex completed the merger of Yuma with and into Merger Sub, with Yuma surviving the merger as a wholly-owned subsidiary of Nextracker (the “Merger”) and the Merger became effective upon the filing of the certificate of merger with the Delaware Secretary of State.
Pursuant to the Merger Agreement, as a result of the Merger, each share of Yuma Common Stock issued and outstanding as of immediately prior to the closing of the Merger automatically converted into the right to receive a number of shares of Class A common stock, par value $0.0001, of Nextracker (“Nextracker Class A Common Stock”) based on an exchange ratio of 0.174185, which is equal to the quotient of (i) 74,432,619, which was the number of shares of Nextracker Class A Common Stock held by Yuma and Yuma Subsidiary, Inc., a wholly-owned subsidiary of Yuma (“Yuma Sub”) (assuming the exchange by Yuma and Yuma Sub of all the common units of Nextracker LLC (“Nextracker LLC Common Units”), together with a corresponding number of shares of Class B common stock, par value $0.0001, of Nextracker (“Nextracker Class B Common Stock”), held by Yuma and Yuma Sub for shares of Nextracker Class A Common Stock) divided by (ii) 427,320,196, which was the number of issued and outstanding shares of Yuma Common Stock as of immediately prior to the effective time of the Merger. In accordance with the terms of the Merger Agreement, no fractional shares of Nextracker Class A Common Stock were issued in the Merger and holders of shares of Yuma Common Stock received cash payments in lieu of any fractional shares of Nextracker Class A Common Stock.

Following the Distribution and the Merger, Flex no longer holds any shares of Nextracker Class A Common Stock, Nextracker Class B Common Stock or Nextracker LLC Common Units.
J.P. Morgan Securities LLC is serving as Flex’s financial advisor and Sidley Austin LLP is serving as Flex’s legal advisor in connection with the foregoing transactions.
The foregoing description of the Merger Agreement and the transactions contemplated thereby, including the Merger, is not complete and is subject to and qualified in its entirety by reference to the Merger Agreement, a copy of which was filed as Exhibit 10.1 to Flex’s Current Report on Form 8-K filed on February 13, 2023. The Merger Agreement is incorporated herein by reference.
Item 7.01 Regulation FD Disclosure.
On January 2, 2024, Flex issued a press release announcing, among other matters, the completion of the Distribution and the Merger. A copy of the press release is furnished with this report as Exhibit 99.1.
The information in this Item 7.01 of this Current Report on Form 8-K and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, regardless of any general incorporation language in such filing.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.
10.1
Agreement and Plan of Merger, by and among Flex Ltd., Yuma, Inc., Nextracker Inc. and Yuma Acquisition Corp., dated as of February 7, 2023 (incorporated by reference to Exhibit 10.1 to Flex’s Current Report on Form 8-K filed on February 13, 2023)

10.2	Tax Matters Agreement, by and among Flex Ltd., Yuma, Inc. and Nextracker Inc., dated as of January 2, 2024
99.1	Press release, dated January 2, 2024, issued by Flex Ltd.
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLEX LTD.

Date: January 2, 2024

	By:	/s/ Paul R. Lundstrom
		Name: Title:	Paul R. Lundstrom Chief Financial Officer

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